UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2021

Bioventus Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37844	81-0980861
(Commission File Number)	(IRS Employer Identification No.)

4721 Emperor Boulevard, Suite 100 Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 474-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common Stock, $0.001 par value per share	BVS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 26, 2021, Bioventus, Inc. (“Bioventus”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, Bioventus stockholders voted on the following two proposals, each of which is described in detail in the definitive joint proxy statement/prospectus, that was filed by Bioventus with the Securities and Exchange Commission on September 24, 2021, in connection with the mergers contemplated by the Agreement and Plan of Merger, dated July 29, 2021, by and among Bioventus, Oyster Merger Sub I, Inc., a Delaware corporation, and a wholly owned subsidiary of Bioventus, Oyster Merger Sub II, LLC, a Delaware limited liability company, and a wholly owned subsidiary of Bioventus, and Misonix, Inc., a Delaware corporation (“Misonix”), as may be amended from time to time (the “Merger Agreement”). A summary of the voting results for the matters proposed at the Special Meeting is set forth below.

Proposal 1: Approval of the issuance of shares of Bioventus class A common stock to the stockholders of Misonix, in connection with the mergers contemplated by the Merger Agreement. At the Special Meeting, Bioventus stockholders approved the proposal to issue shares of Bioventus class A common stock to the stockholders of Misonix in connection with the mergers contemplated by the Merger Agreement. The voting results for this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
45,268,732	7,091	1,917	—

Proposal 2: Approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies or if there were insufficient votes at the time of the Special Meeting to approve Proposal 1 or to ensure that any supplemental or amendment to the joint proxy statement/prospectus was timely provided to Bioventus stockholders. Because Proposal 1 was approved, the proposal to adjourn the special meeting was not necessary and was not acted upon.

Item 7.01 Regulation FD Disclosure.

On October 26, 2021, Bioventus and Misonix issued a joint press release announcing the voting results of the Special Meeting and the special meeting of Misonix shareholders. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is furnished under this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing thereunder or under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Reference is made to the Exhibit Index included with this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Joint Press Release, dated October 26, 2021

104	Cover Page Interaction Date File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVENTUS INC.

Date: October 26, 2021	By:	/s/ Anthony D’Adamio
Anthony D’Adamio
Senior Vice President and General Counsel